Exhibit 10.40

April 28, 2006

Andrew D. Maslow

Director, Office of Industrial Affairs

The Memorial Sloan-Kettering

Cancer Research Center

1275 York Ave.

New York, NY 10021

Re:	Settlement Agreement (the “Settlement Agreement”) between The Sloan-Kettering Institute for Cancer Research (“Sloan-Kettering”) and Gesellschaft fur Biotechnologische Forshung mbH

Dear Andy:

This letter confirms the mutual understanding and agreement between Sloan-Kettering and Kosan Biosciences Incorporated (“Kosan”) with respect to the Settlement Agreement. Kosan and Sloan-Kettering have discussed certain matters with respect to the effects under that certain Research and License Agreement between Kosan and Sloan-Kettering dated August 25, 2000, as amended (the “License Agreement”), of two agreements related to the Settlement Agreement: (1) that certain Cross-License Agreement between Bristol-Myers Squibb Company (“BMS”) and Kosan dated March 24, 2006 (the “Cross-License”) and (2) that certain letter agreement among Kosan, Hoffmann-La Roche Inc. and F. Hoffmann-La Roche Ltd. (collectively “Roche”) dated March 27, 2006 (the “Roche Letter Agreement”).

In consideration of the execution and delivery of the Settlement Agreement by Sloan-Kettering, Kosan and Sloan-Kettering agree that without prejudice to either party as to the interpretation of any provision of Article 7 of the License Agreement:

(i)	Kosan shall not offset any royalty payments by Kosan to BMS under the Cross-License (or any modifications of or amendments to the Cross-License) against Sloan-Kettering’s royalties under Section 7.5 of the License Agreement with respect to royalty payments Kosan receives from its sublicensee, Roche;

(ii)	Kosan will pay Sloan-Kettering [*] of (a) any payment Kosan receives from Roche pursuant to paragraph 3 of the Roche Letter Agreement and (b) any other payment Kosan receives from Roche pursuant to the Roche Letter Agreement to the extent required under the License Agreement;

(iii)	Kosan has no intention to amend the terms of the Roche Letter Agreement in a manner that would adversely impact Sloan-Kettering;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(iv)	Promptly after the execution and delivery of this letter agreement and the Settlement Agreement by Sloan-Kettering, Kosan agrees to provide SKI on a confidential basis, a complete copy of the Roche Letter Agreement without any redaction;

(v)	Upon final resolution of the Interference, Kosan will submit an invoice for all outside counsel fees, USPTO fees, expert witness fees and other Expenses associated with the Interference (as both such capitalized terms are defined in the Roche Letter Agreement) to Roche pursuant to paragraph 3 of the Roche Letter Agreement. For the avoidance of doubt, once such invoice is submitted to Roche, and the payment contemplated by paragraph 3 of the Roche Letter Agreement is made by Roche to Kosan, Kosan will promptly pay [*] to Sloan-Kettering and will not contend that any of the payment made by Roche was a reimbursement for anything other than outside counsel fees, USPTO fees and expert witness fees as Expenses associated with the Interference; and

(vi)	Kosan will pay Sloan-Kettering [*] of any royalty payment Kosan receives from BMS pursuant to the Cross-License.

Please have this letter signed below where indicated by the appropriate representative of Sloan-Kettering to indicate Sloan-Kettering’s acceptance of the terms set forth above.

Regards,

/s/ Margaret A. Horn
Margaret A. Horn
Senior Vice President, Legal and Corporate Development and General Counsel

ACKNOWLEDGED AND AGREED

The Sloan-Kettering Institute for Cancer Research

BY:	/s/ Gustave J. Bernhardt
TITLE:	Director Research Resources Management

DATE: May 4, 2006

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.